Exhibit 10.26

SECURITIES AGREEMENT

This Securities Agreement (this “Agreement”) is made as of November 27 , 2025 by and between Blue Gold Limited, a Cayman Islands exempted company limited by shares (the “Company”), and City First Capital Pty Ltd., a proprietary company limited by shares organized under the law of the Commonwealth of Australia (the “Lender”).

A. On November 4, 2025, the Company entered into a Loan Agreement with the Lender (the “Original Loan Agreement”), in consideration for which the Company agreed to pay an Establishment Fee one million U.S. Dollars ($1,000,000) to the Lender to be settled by the issuance by the Company to the Lender of such number of class A ordinary shares, par value $0.0001 per share, of the Company (the “Ordinary Shares”) calculated as set forth therein.

B. The Company and the Lender entered into an agreement amending the Original Loan Agreement effective as of November 17, 2025 (the Original Loan Agreement as so amended, the “Loan Agreement”) to provide, among other things, that the Establishment Fee is to be settled by the issuance of 250,000 Ordinary Shares to the Lender.

C. The Company desires to issue to the Lender , and the Lender desires to receive from the Company, 250,000 Ordinary Shares (such number of Ordinary Shares being the “Lender Shares”) in full satisfaction of the obligstion of the Company the Establishment Fee to the Lender under the Loan Agreement.

D. The Company and the Lender wish to enter into this Agreement to set forth the terms and condition of the payment of the Establishment Fee.

E. Capitalized terms used in this Agreement but not otherwise defined shall have the meanings assigned to such terms in the Original Loan Agreement.

NOW THEREFORE, in consideration of the promises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Lender hereby agree as follows:

1. Issuance of the Lender Shares. Subject to the terms and conditions of this Agreement and in full satisfaction of the Company’s obligation to pay the Establishment Fee to the Lender pursuant to the Loan Agreement, the Company agrees to issue the Lender Shares to the Lender. Upon execution of this Agreement, the Company shall instruct its transfer agent to issue the Lender Shares to the Lender. The Lender hereby acknowledges that the issuance of the Lender Shares is in full payment of the Establishment Fee, and, as a result, the Company will have fully and completely satisfied all of its obligations under the Loan Agreement and hereunder with respect to the Establishment Fee.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender that the following representations are true and complete as of the date hereof.

2.1. Organization, Corporate Power and Qualification. The Company is a Cayman Islands exempted company limited by shares duly organized and validly existing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

2.2. Authorization; Enforceability. All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed prior to or at the Closing, including the issuance and delivery of the Lender Shares to the Lender pursuant to the terms of this Agreement and the Loan Agreement have been taken or will be taken prior to the execution of this Agreement. This Agreement, when executed and delivered by the Company, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3. Valid Issuance. The Lender Shares, when issued and delivered in accordance with the terms and for the consideration therefor previously received by the Company and set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and the Memorandum and Articles of Association of the Company.

2.4. Disclosure. The Company has made available to the Lender all the information reasonably available to the Company that the Lender has requested for deciding whether to acquire the Lender Shares.

3. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company that:

3.1. Authorization; Due Execution; Enforceability. The Lender has the full right, power and authority to enter into and perform the Lender’s obligations under this Agreement, has duly executed this Agreement and documents referred to herein, and this Agreement when executed and delivered by the Lender will constitute the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Lender’s principal place of business, as applicable, is as shown on the signature page of this Agreement.

3.2. Acquisition Entirely for Own Account. The Lender Shares to be acquired by the Lender will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3. Knowledge and Sophistication. The Lender hereby (a) acknowledges that it has received all the information it has requested from the Company and that it considers necessary or appropriate for deciding whether to acquire the Lender Shares; (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Lender Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Lender; (c) represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment, and (d) further represents that it has the capacity to protect its own interests in connection with an investment in the Lender Shares and that neither the Company, its directors or officers, or any of their respective affiliates or representatives, nor any other person or entity has made any commitment, representation or warranty to the Lender of any type or manner except as set forth herein. The Lender acknowledges that there has been no “general solicitation” or “general advertising”, each within the meaning of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) in connection with the issuance of the Lender Shares.

3.4. Restricted Securities. The Lender understands that the Lender Shares have not been registered under the Securities Act in reliance upon a specific exemption from the registration requirements of the Securities Act which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender’s representations as expressed herein. The Lender understands that the Lender Shares are “restricted securities” under the U.S. federal securities laws and applicable state securities (“blue sky”) laws and that, accordingly, the Lender Shares will bear the legends set forth in Exhibit A, and that, pursuant to these laws, the Lender must hold the Lender Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and registered or qualified by state securities authorities, or an exemption from such registration and qualification requirements is available. The Lender acknowledges that the Company has no obligation to register or qualify the Lender Shares for resale. The Lender further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Lender Shares, and on requirements relating to the Company which are outside of the Lender’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5. Stop-Transfer Notices. The Lender understands that, in order to ensure compliance with the resale restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.6. Accredited Investor. The Lender is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.7. Ability to Bear Economic Risk; No Reliance. The Lender acknowledges that investment in the Lender Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Lender Shares for an indefinite period of time and to suffer a complete loss of its investment. The Lender has full cognizance of and understands all of the risk factors and tax considerations related to investing in the Lender Shares. The Lender understands that any financial and other projections provided to the Lender (including without limitation a business plan) are for informational purposes only and were based upon certain assumptions as outlined therein, and no assurances can be given that such assumptions will be satisfied or that any such projections will be achieved, and the Lender is not relying on such projections in connection with its investment.

3.8. Tax, Legal and Economic Considerations. The Lender is not relying on the Company for advice with respect to tax considerations, the suitability of its investment in the Company or legal or economic considerations.

4. General Provisions.

4.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, United States of America. The parties agree that the courts of the State of New York or of the United States of America, in each case sitting in the State and County of New York constitute the sole and exclusive venue, and the exclusive jurisdiction, for disputes arising under or with respect to this Agreement.

4.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Agreement.

4.6. Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the Company and the Lender. Any amendment or waiver effected in accordance with this Section 4.6 shall be binding upon the Lender and each transferee of the Lender Shares, each future holder of all such Lender Shares, and the Company.

4.7. Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

4.8. Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof.

4.9. Expenses. Each party to this Agreement shall be responsible for their own fees and expenses related to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Securities Agreement as of the date first written above.

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
	Name:	Andrew Cavaghan
	Title:	Chief Executive Officer
	Address:	94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108 Cayman Islands
E-mail Address:

CITY FIRST CAPITAL PTY LTD.

By:
Name:
Title:
	Address:	1/20 Clifford Street Mosman NSW 2088 Australia
E-mail Address:

EXHIBIT A

THE ORDINARY SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT EFFECTIVE REGISTRATIONS OR QUALIFICATIONS THEREUNDER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE C O M PA N Y A N D I T S C O U N S E L , T H AT S U C H REGISTRATIONS OR QUALIFICATIONS ARE NOT REQUIRED.

THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.